Exhibit 10.6.4

THE THIRD POINT REINSURANCE LTD.
2013 OMNIBUS INCENTIVE PLAN
NOTICE OF AMENDMENT TO EMPLOYEE PERFORMANCE
RESTRICTED SHARES AWARD AGREEMENT(S)

Employee: ________________________________________________

Address: ________________________________________________

________________________________________________

You have been previously received one or more grants restricted shares (“Restricted Shares”), US$0.10 par value, of Third Point Reinsurance Ltd. (the “Company”), pursuant to the terms and conditions of the Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and the Employee Performance Restricted Shares Agreement(s) (together with the Award Notice(s) relating to the grant(s), the “Agreement(s)”) you entered into at the time of grant. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
Your Agreement(s) is (are) being amended to provide you with the right to receive dividends on the Restricted Shares at the time (and to the extent) your Restricted Shares become vested. Accordingly, the Agreement(s) is (are) hereby revised to add a new Section 3(d) to read in its(their) entirety as follows:
“(d) Dividend Equivalents. During the period ending on the day immediately prior to the Vesting Date, the Participant shall be credited with Dividend Equivalents in the form of a right to a cash payment when cash dividends are paid on the Shares. Such cash payment shall equal the amount obtained by multiplying the amount of the dividend declared and paid for each Share by the number of Restricted Shares held by the Participant on the record date. Any cash amounts credited to the Participant’s account shall vest (or forfeit) at the same time and on the same conditions as the Restricted Shares to which they relate and be paid to the Participant on the applicable Vesting Date for the related Restricted Shares (or within 30 days thereafter); provided that, if a Participant’s Services to the Company terminate due to Retirement prior to the Vesting Date and the payment of any Dividend Equivalents would be subject to taxation under Section 457A of the Code, such Dividend Equivalents shall be deemed vested only to the extent of the number of related Restricted Shares that vest in or prior to the calendar year after of the year of the Participant’s termination of Service for Retirement, and any remaining unvested Dividend Equivalents shall immediately be forfeited and cancelled effective as of the date of the Participant’s termination of Service due to Retirement.
Except as amended hereby, the Agreement(s) shall remain in full force and effect.
Third Point Reinsurance Ltd.

By:_________________________
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Notice of Amendment to Third Point Reinsurance Ltd. at the address stated herein, I hereby acknowledge and agree to the Amendment of the Agreement(s).

_____________________________
Employee Name

______________________________
Date

THIRD POINT REINSURANCE LTD.
CHESNEY HOUSE
1ST FLOOR
96 PITTS BAY ROAD
PEMBROKE HM 06
BERMUDA
ATTENTION: GENERAL COUNSEL